Exhibit 99.1
Press Release

RENT-A-CENTER, INC. AND RENT-WAY, INC. ANNOUNCE
EXPIRATION OF HART-SCOTT-RODINO WAITING PERIOD

_________________

PLANO, Texas — (BUSINESS WIRE) — Sept. 14, 2006 — Rent-A-Center, Inc. (the “Company” or “Rent-A-Center”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, and Rent-Way, Inc. (“Rent-Way”) (NYSE: RWY — News), a major rental purchase company operating 784 stores in 34 states, announced today that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Company’s proposed acquisition of Rent-Way, expired on September 13, 2006. The proposed merger, which the parties anticipate will be completed in the fourth quarter of 2006, remains subject to approval by the shareholders of Rent-Way and other customary closing conditions for a transaction of this nature.

Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates approximately 2,750 company-owned stores nationwide and in Canada and Puerto Rico. The stores generally offer high-quality, durable goods such as major consumer electronics, appliances, computers and furniture and accessories under flexible rental purchase agreements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed upon rental period. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 290 rent-to-own stores, approximately 282 of which operate under the trade name of “ColorTyme,” and the remaining 8 of which operate under the “Rent-A-Center” name.

Rent-Way offers quality, brand name home entertainment equipment, furniture, computers, major appliances and jewelry at approximately 784 rental-purchase stores in 34 states. Established in 1981, Rent-Way is headquartered in Erie, Pennsylvania, and employs approximately 4,000 associates.

IMPORTANT INFORMATION

In connection with the proposed merger, Rent-Way has filed a preliminary proxy statement and intends to file a final proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. When available, Rent-Way will mail the final proxy statement and related materials to its shareholders. When filed with the SEC, the final proxy statement and related materials will be available for free (along with any other document and reports filed by Rent Way with the SEC) at the SEC’s website, http://www.sec.gov, and at Rent-Way’s website, http://www.rentway.com.

Participant Information

Rent-Way and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rent-Way shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Rent-Way’s 2006 annual meeting of shareholders filed with the SEC on January 31, 2006, and a Form 10-K filed by Rent-Way with the SEC on December 29, 2005, both of which are available free of charge from the SEC and Rent-Way at their web sites as indicated above. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the final proxy statement concerning the proposed merger that will be filed by Rent-Way with the SEC and which will be available free of charge from the SEC and from Rent-Way at their websites, as indicated above.

In addition, Rent-A-Center and its officers and directors may be deemed to have participated in the solicitation of proxies from Rent-Way’s shareholders in favor of the approval of the acquisition. Information concerning Rent-A-Center’s directors and executive officers is set forth in Rent-A-Center’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 31, 2006, and annual report on Form 10-K filed with the SEC on March 10, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Rent-A-Center’s Investor Relations Website at www.rentacenter.com.

             This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the parties believe that the expectations reflected in such forward-looking statements will prove to be correct, the parties can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company and Rent-Way could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: (i)  the approval of the transaction by Rent-Way’s shareholders, (ii) the ability of the parties to close the transaction in the time period currently anticipated, (iii) the satisfaction of the closing conditions to the transaction, (iv)  the Company’s ability to obtain acceptable financing, and (v) the other risks detailed from time to time in the Company’s and Rent-Way’s SEC reports, including but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 and Rent-Way’s annual report on Form 10-K for the year ended September 30, 2005 and its quarterly reports on Form 10-Q for the quarters ended December 31, 2005, March 30, 2006 and June 30, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company and Rent-Way are not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:

Rent-A-Center, Inc.
David E. Carpenter, 972-801-1214
dcarpenter@racenter.com
or
Rent-Way,Inc.
John A. Lombardi, 814-461-5258
jlombardi@rentway.com